Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated February 28, 2024, with respect to the consolidated financial statements of Ibotta, Inc., incorporated herein by reference.

/s/ KPMG LLP

Denver, Colorado
April 18, 2024